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                                                                    EXHIBIT 10.5

                             SHAREHOLDERS AGREEMENT


THIS SHAREHOLDERS AGREEMENT (the "Agreement") is entered into this 28th day of December, 2001 by and among AspenBio, Inc., a Colorado corporation (the "Company"), Roger Hurst, an individual ("Hurst") and Cambridge Holdings, Ltd., a Colorado corporation (the "Purchaser").


                                    RECITALS

WHEREAS, the Purchaser has agreed to purchase securities of the Company pursuant to that certain "Securities Purchase Agreement" of even date herewith (the "Purchase Agreement"); and

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, Hurst is president, director and controlling shareholder of the Company; and

WHEREAS, the Company, the Purchaser and Hurst agree that their mutual interests can best be served by providing for certain rights and obligations with respect to the Company and the Company's securities as hereinafter provided.


                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Board of Directors of the Company. During the period from the date hereof to June 30, 2003, so long as the Purchaser owns a minimum of 250,000 shares of the Company's Common Stock, Hurst shall vote all shares of the Company's voting stock owned or held of record by him at any meeting of shareholders or in any written consent in lieu of any meeting to elect to the Board of Directors of the Company one person designated by the Purchaser. The designee of the Purchaser is Gregory Pusey.

The Company and Hurst agree to use their respective best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of shareholders of the Company and to vote all of the shares of Common Stock owned or held of record by Hurst for, or take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any designee of the Purchaser if the Purchaser requests such director's removal in writing for any reason, and to cause the election of the person newly designated by the Purchaser. Similarly, should a designee of the Purchaser resign or a vacancy otherwise occur, Hurst shall vote his shares of Common Stock in favor of the candidate designated by the Purchaser to serve on the Company's Board. Hurst shall take all action otherwise reasonably necessary for the election to the Board of the designee of the Purchaser. Provided, however, that



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Hurst shall have the right to approve such designee, which approval shall not be unreasonably withheld.

2.      Tag-Along Rights.

                (a) During the period from the date hereof to January 20, 2005, if Hurst proposes to sell any shares of the Common Stock of the Company owned by Hurst as of the date of this Agreement representing (i) 35% or more of the outstanding shares of the Company (on a cumulative basis) or (ii) more than 50% of the Common Stock of the Company owned by Hurst if Hurst owns less than 35% but more than 15% of the outstanding shares of the Common Stock of the Company ((i) and (ii) each to be considered a "Qualifying Sale"), to any person (the "Proposed Purchaser") in a sale (other than a sale pursuant to a public offering registered under the Securities Act of 1933 as amended), then Hurst shall afford the Purchaser the opportunity to participate in such sale in accordance with this Section 2.

                (b) The Purchaser shall have the right to sell at the same price and upon identical terms and conditions as the proposed sale by Hurst, any part or all of the shares of Common Stock owned by the Purchaser, but no more than the number of shares of Common Stock proposed to be sold by Hurst. At the time any sale to a Proposed Purchaser is proposed, Hurst shall give written notice (the "Tag-Along Notice") to the Purchaser of its right to sell shares pursuant to this Section 2, which Tag-Along Notice shall set forth the name and address of the Proposed Purchaser, the number of shares of Common Stock proposed to be sold, the proposed offering price, the proposed date of sale and any other terms and conditions of the proposed sale. The Tag-Along Notice shall also contain a copy of any written offer to Hurst by the Proposed Purchaser to purchase Hurst's shares. The Tag-Along Notice shall also be given to the Company at the same time as it is given to the Purchaser.

                (c) In the event that Hurst sells and proposes to sell shares of the Common Stock of the Company to one person or entity through more than one sale and the total number of shares to be sold would be considered a Qualifying Sale, then Purchaser's rights as set forth in Section 2(b) shall become effective at the time of the proposed sale that will cause the total shares sold by Hurst to represent (i) 35% or more of the outstanding shares of the Company or (ii) more than 50% of the Common Stock owned by the Hurst if Hurst owns less than 35% but more than 15% of the outstanding shares of the Company. Purchaser shall be entitled to sell any part or all of the shares of Common Stock owned by the Purchaser up to the cumulative total number of shares sold and proposed to be sold by Hurst.

                (d) In the event that the Purchaser wishes to participate, it shall provide written notice (the "Tag-Along Acceptance Notice") to Hurst no more than five (5) days after the Tag-Along Notice. The Tag-Along Acceptance Notice shall set forth the number of shares of Common Stock the Purchaser elects to sell (subject to the limitations set forth in Section 2(b)). The Notice given by the Purchaser shall constitute its binding agreement to sell such shares on the terms and conditions and for the same consideration per share applicable to the sale by Hurst. If the Tag-Along Acceptance Notice is not received by Hurst prior to the expiration of the 5-day period, then Hurst shall have the right to sell the number of shares specified in the Tag-Along Notice to the Proposed Purchaser without any participation by the Purchaser, but only on terms and conditions with respect to the consideration (and other material terms and conditions which a



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reasonable investor would consider significant to the decision to include shares in the sale) paid by the Proposed Purchaser to Hurst which are no more favorable in any material respect than as stated in the Tag-Along Notice to the Purchaser and only if such sale occurs within 60 days of the date specified for sale in the Tag-Along Notice.

3. Termination. Except as otherwise provided herein, this Agreement shall terminate upon the earlier to occur of (i) the mutual agreement of the Purchaser and Hurst; (ii) the Purchaser ceasing to own more than 250,000 shares of the Company's Common Stock; or (iii) June 30, 2003.

4.      General Provisions.

                        (a) Recapitalization, Exchanges, etc. In the event that any Common Stock or other securities are issued in respect of, in exchange for, or in substitution of, any shares of Common Stock, by reason of any reorganization, recapitalization, reclassification, merger, stock dividend, distribution to shareholders or any other change in the capital structure of the Company, the term Common Stock as used herein shall be deemed to include all shares of such Common Stock or other securities, as appropriate, so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Purchaser.



                        (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; provided that neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by the Company (except by operation of law in any merger), by Hurst or by the Purchaser, except by operation of law in any merger and except that the Purchaser may transfer and assign its rights and obligations hereunder to a permitted transferee (as set forth on Schedule 4(b) or otherwise agreed to in writing by Hurst) who executes and delivers to each other party hereto an instrument or instruments reasonably satisfactory to such parties confirming that the permitted transferee agrees to be bound by and subject to the terms of this Agreement in the same manner as such permitted transferee's transferor.



                        (d) Notices. All notices, demands, consents or approvals required or permitted to be given in this Agreement or given with respect to this Agreement shall be in writing and shall be personally served or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable courier service with charges prepaid, or transmitted by hand-delivery or facsimile, addressed to the Company or the Shareholders at their addresses set forth on the signature page of this Agreement or such other address as such parties shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable courier service.


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                        (e) Inspection. So long as this Agreement shall be in
effect, this Agreement and any amendments hereto shall be made available for inspection at the principal office of the Company by the Purchaser.



                        (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.



                (g) Specific Performance. The Purchaser, in addition to being entitled to exercise all rights provided herein, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.



                (h) Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof and thereof.



                (i) Waivers; Amendments.



                (i) No failure or delay by any party in exercise of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.



                (ii) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.



                (iii) This Agreement may not be amended, modified, or supplemented other than by a written instrument executed by both parties.



                        (j) Time. Time is of the essence in performance of this Agreement.


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                (k) Severability. Whenever possible, each provision of this
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.


                (l) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.





                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



    CAMBRIDGE HOLDINGS, LTD.                  ASPENBIO, INC.





    By:                                       By:
        ------------------------------            ------------------------------

          Gregory Pusey, President                    Roger Hurst, President



    106 S. University Blvd., Unit 14              8100 Southpark Way, Bldg. B-1

    Denver, Colorado 80209                        Littleton, Colorado  80120

    Facsimile:  (303) 722 4011                    Facsimile:    (303) 798-8332








                                                  ------------------------------
                                                  Roger Hurst, Individually




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                                                  ------------------------------

                                                  ------------------------------
                                                    Facsimile:    (303) 798-8332







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                                  SCHEDULE 4(b)

                              PERMITTED TRANSFEREES

Greg Pusey
Vermut-Weinberger Living Trust UDT 3/22/93
Jeff McGonegal
John Altshuler
Scott Menefee
Robert Bearman
Cambridge Holdings, Ltd.





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